EXHIBIT (a)(1)(iv)

                              EVOLVE SOFTWARE, INC.
                            OFFER TO EXCHANGE OPTIONS

                               NOTICE TO WITHDRAW
                                 FROM THE OFFER


     I previously received (i) a copy of the Offer to Exchange; (ii) the letter from Gayle Crowell dated December 5, 2001; and (iii) an Election Form. I signed and returned the Election Form, in which I elected to accept Evolve Software, Inc.'s ("Evolve") offer to exchange (the "Offer") some of or all of my options.
          ------                           -----
I now wish to change that election and REJECT Evolve's Offer to exchange my options. I understand that by signing this Notice and delivering it to Darrin Short by 11:59 p.m. Pacific Standard Time on January 4, 2002, I will be able to withdraw my acceptance of the Offer and instead reject the Offer to exchange options. I have read and understand the instructions attached to this Notice.

     I understand that in order to withdraw my acceptance of the Offer, I must sign, date and deliver this Notice via facsimile (fax # (510) 428-6902) or hand delivery to Darrin Short, by 11:59 p.m. Pacific Standard Time on January 4, 2002.

     I understand that by withdrawing my acceptance of the Offer, I will not receive any New Options pursuant to the Offer and I will keep the Old Options that I have. These options will continue to be governed by the stock option plan under which they were granted and by the existing option agreements between Evolve and me.

     I understand that I may change this election, and once again accept the Offer to exchange options, by submitting a new Election Form to Darrin Short via facsimile (fax # (510) 428-6902) or hand delivery prior to 11:59 p.m. Pacific Standard Time on January 4, 2002.

     I have signed this Notice and printed my name exactly as it appears on the Election Form.

     I  do  not  accept  the  Offer  to  exchange  any  options.



----------------------------       ---------------------------------------------
Employee Signature                 Government ID (e.g. Social Security #, Social
                                   Insurance #, etc.)



----------------------------       -----------------------      ----------------
Employee Name (Please Print)       E-mail Address               Date and Time


              RETURN TO DARRIN SHORT NO LATER THAN 11:59 P.M. PST
          JANUARY 4, 2002 VIA FACSIMILE (510) 428-6902 OR HAND DELIVERY

                           EVOLVE WILL SEND AN E-MAIL
              CONFIRMATION WITHIN TWO (2) BUSINESS DAYS OF RECEIPT

              INSTRUCTIONS TO THE NOTICE TO WITHDRAW FROM THE OFFER

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1.     Delivery of Notice to Withdraw from the Offer.
            ---------------------------------------------

     A properly completed and executed original of this Notice to Withdraw from the Offer (or a facsimile of it), and any other documents required by this Notice to Withdraw from the Offer, must be received by Darrin Short, either via hand delivery or via the facsimile number listed on the front cover of this Notice to Withdraw from the Offer (fax # (510) 428-6902) on or before 11:59 p.m. Pacific Standard Time on January 4, 2002 (the "Expiration Date"). If Evolve extends the Offer, this Notice to Withdraw from the Offer must be received by Darrin Short by the date and time of the extended expiration of the Offer.

     THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. YOU MAY HAND DELIVER YOUR NOTICE TO WITHDRAW FROM THE OFFER TO DARRIN SHORT AT EVOLVE SOFTWARE, INC. (THE "COMPANY"), OR YOU MAY FAX IT TO HIM AT THE NUMBER LISTED ON THE FRONT COVER OF THIS NOTICE TO WITHDRAW FROM THE OFFER. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. WE INTEND TO CONFIRM THE RECEIPT OF YOUR NOTICE TO WITHDRAW FROM THE OFFER WITHIN TWO (2) BUSINESS DAYS; IF YOU HAVE NOT RECEIVED SUCH A CONFIRMATION OF RECEIPT, IT IS YOUR RESPONSIBILITY TO ENSURE THAT YOUR NOTICE TO WITHDRAW FROM THE OFFER HAS BEEN RECEIVED BY US.

     Although by submitting a Notice to Withdraw from the Offer you have withdrawn your tendered options from the Offer, you may change your mind and re-accept the Offer until the expiration of the Offer. Tenders of options made through the Offer may be made at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may tender your options at any time until the extended expiration of the Offer. To change your mind and elect to participate in the Offer, you must deliver a later dated and signed Election Form with the required information to the Company, while you still have the right to participate in the Offer. Your options will not be properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of the new Election Form following the procedures described in the Instructions to the Election Form.

     IF YOU DO NOT WISH TO WITHDRAW ALL YOUR TENDERED OPTIONS FROM THE OFFER, YOU SHOULD NOT FILL OUT THIS NOTICE TO WITHDRAW FROM THE OFFER. IF YOU WISH TO CHANGE YOUR ELECTION WITH RESPECT ONLY TO PARTICULAR OPTIONS, YOU SHOULD SUBMIT A NEW ELECTION FORM INSTEAD. As noted in the Offer to Exchange, you may select individual option grants to be tendered for exchange. You do not have to tender all your option grants, but for each individual grant you do choose to tender, you must tender the entire outstanding, unexercised portion. In addition, if you tender any options, all options granted to you since June 5, 2001 (within the six months prior to the commencement date of this offer on December 5, 2001) must also be tendered for exchange (other than the options granted in November
2001), even if those grants have exercise prices which are less than $1.15 per share. You may change your mind about which individual option grants you would like to tender for exchange. To change your election regarding particular individual option grants you previously tendered while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in the Instructions to the Election Form before the Expiration Date or, if the Offer is extended, before the extended expiration of the Offer. Upon receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form, or Notice to Withdraw from the Offer will be disregarded and will be considered replaced in full by the new Election Form.

     Although it is our intent to send you a confirmation of receipt of this Notice, by signing this Notice to Withdraw from the Offer (or a facsimile of it), you waive any right to receive any notice of the withdrawal of the tender of your options.

     2.     Signatures  on  This  Notice  to  Withdraw  from  the  Offer.
            ------------------------------------------------------------

     If this Notice to Withdraw from the Offer is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

     If this Notice to Withdraw from the Offer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person so to act must be submitted with this Notice to Withdraw from the Offer.

     3.     Other  Information  on  This  Notice  to  Withdraw  from  the Offer.
            -------------------------------------------------------------------

     In addition to signing this Notice to Withdraw from the Offer, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address and your government identification number, such as your social security number, tax identification number or national identification number, as appropriate.

     4.      Requests for Assistance or Additional Copies.
            ---------------------------------------------

     Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Notice to Withdraw from the Offer should be directed to Darrin Short at Evolve Software, Inc., 1400 65th Street, Suite 100, telephone number (510) 428-6299. Copies will be furnished promptly at the Company's expense.

     5.     Irregularities.
            --------------

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the Offer will be determined by the Company in its discretion. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all Notices to Withdraw from the Offer that the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice to Withdraw from the Offer, and the Company's interpretation of the terms of the Offer
(including these instructions) will be final and binding on all parties. No Notice to Withdraw from the Offer will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with Notices to Withdraw from the Offer must be cured within the time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in Notices to Withdraw from the Offer, and no person will incur any liability for failure to give any such notice.

     IMPORTANT:  THE  NOTICE  TO WITHDRAW FROM THE OFFER (OR A FACSIMILE COPY OF
IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR BEFORE THE EXPIRATION DATE.

     6.     Additional  Documents  to  Read.
            -------------------------------

     You should be sure to read the Offer to Exchange, all documents referenced therein, and the letter from Gayle Crowell dated December 5, 2001 before making any decisions regarding participation in, or withdrawal from, the Offer.

     7.     Important Tax Information.
            -------------------------

     You should refer to Section 14 of the Offer to Exchange, which contains important U.S. federal income tax information.